UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________
                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                   May 4, 2005

                               FRESH CHOICE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    000-20792                  77-0130849
(State or other jurisdiction of  (Commission File No.)         (I.R.S. Employer
        incorporation)                                       Identification No.)

                               485 Cochrane Circle
                              Morgan Hill, CA 95037
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (408) 776-0799


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01. Other Events.

     At this time, Fresh Choice, Inc. (the "Company") is not able to file its quarterly report on Form 10-Q for the quarter ended March 20, 2005 by the prescribed filing date of May 4, 2005. The filing of its Form 10-Q has been hindered by the Company's Chapter 11 bankruptcy proceedings as well as its ongoing review of accounting for leased properties and leasehold improvements.

     As previously disclosed, on July 12, 2004 the Company filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"). The case has been assigned to the Honorable Arthur Weissbrodt and is being administered under case number 04-54318 (ASW). The Chapter 11 filing is intended to allow the Company to remain in possession of its assets and properties and Company's existing directors and officers are continuing to oversee operation of its business as a debtor-in-possession, subject to supervision and orders of the Bankruptcy Court of matters outside the ordinary course of business. The Company expects to continue to file with the Securities and Exchange Commission (the "SEC") under cover of Form 8-K its Monthly Operating Report for Debtors-in-Possession and Chapter 11 Trustees on a timely basis as these documents are prepared and submitted to the Bankruptcy Court. While in bankruptcy proceedings, management is focusing its efforts on improving same store sales and cash flow, selling certain assets to raise cash, discontinuing operations at non-performing or impaired restaurant locations and to otherwise maintain itself as a going-concern.

     In a current report on Form 8-K filed with the SEC on February 14, 2005, the Company announced that it was working with Macias Gini & Company LLP, its independent registered public accounting firm, on a restatement related to its accounting for leased properties and leasehold improvements. Accordingly, the Company's financial statements previously filed with the SEC should no longer be relied upon. Once the Company's review is complete, and its independent registered public accounting firm has concurred with the Company's interpretation of the applicable accounting principles, the Company expects to restate its historical financial statements. As of May 4, 2005, the Company's review of its accounting for leased properties and leasehold improvement continues.

     In addition to the risks discussed under the heading "Business - Business Risks" in its most recent Form 10-K and Form 10-Q, there exists a number of risks and concerns for holders of the Company's equity securities including, but not limited to, the following:

o        our ability to continue as a going concern;

o        our ability to return to positive comparable-store sales;

o        our ability to operate restaurants profitably;

o        our ability to obtain vendor or debtor-in-possession financing;

o our ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time;

o our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case;

o risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 case;

o risks associated with the appointment of a Chapter 11 trustee and the ability of the Chapter 11 trustee to successfully manage our day-to-day operations;

o risks associated with the Chapter 11 trustee or third parties seeking to convert the case to a Chapter 7 case;

o our ability to obtain and maintain normal terms with vendors and service providers;

o        our ability to maintain contracts that are critical to our operations;

o the potential adverse impact of Chapter 11 on our liquidity or results of operations;

o        our ability to fund and execute our business plan;

o our ability to attract, motivate and/or retain key executives and associates; and

o        our ability to attract and retain customers.

     Similarly, these and other factors, including the terms of any reorganization plan, which may be ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.

     Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2005

                                 Fresh Choice, Inc.

                                 By: /s/  David E. Pertl
                                     -------------------------------------------
                                     David E. Pertl
                                     Executive Vice President and Chief
                                     Financial Officer